Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Financial Bancorp of our report dated February 24, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First Financial Bancorp for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Indianapolis, Indiana

May 23, 2017